Exhibit 10.1

AMENDMENT

to

Loan and security agreement

THIS AMENDMENT to Loan and Security Agreement (this “Agreement”) is entered into this 27th day of February 2015 by and between Silicon Valley Bank (“Bank”), on the one side, and DecisionPoint Systems, Inc., a Delaware corporation (“DSI”), DecisionPoint Systems International, Inc., a Delaware corporation (“DSII”), DecisionPoint Systems Group, Inc., a Delaware corporation (“DSG”), DecisionPoint Systems CA, Inc., a California corporation (“DSCA”), DecisionPoint Systems CT, Inc., a Connecticut corporation (“DSCT”) and CMAC, Inc., a Georgia corporation (“CMAC” and together with DSI, DSII, DSG, DSCA and DSCT, jointly and severally, the “Borrower”) whose address is 8697 Research, Irvine, CA 92618, on the other side.

Recitals

A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of December 15, 2006 (as the same may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”).

B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C. Borrower has requested that Bank amend the Loan Agreement, as herein set forth, and Bank has agreed to the same, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth herein.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Loan Agreement.

2. Amendments to Loan Agreement.

2.1 Modified Interest Rate Regarding Advances. Section 2.3(a)(i) of the Loan Agreement that currently reads as follows:

(i) Advances. Subject to Section 2.3(b), the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to 3.75 percentage points above the Prime Rate; provided, however, after Borrower achieves, if ever, two consecutive fiscal quarters (beginning with any fiscal quarter ending on or after March 31, 2013) of profitability, then the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to 3.25 percentage points above the Prime Rate.

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is hereby amended in its entirety to read as follows:

(i) Advances. Subject to Section 2.3(b), the amounts outstanding under the Revolving Line shall accrue interest at a per annum rate equal to the following:

Adjusted Quick Ratio	Interest Rate
Equal to or greater than 1.0 to 1.0	Prime Rate plus 2.25%
Less than 1.0 to 1.0 but equal to or greater than 0.75 to 1.0	Prime Rate plus 2.75%
Less than 0.75 to 1.0	Prime Rate plus 3.25% (the “Regular Rate”)

The initial interest rate in effect on the date hereof shall be the Regular Rate.

Changes in the interest rate based on the Borrower’s Adjusted Quick Ratio (calculated on a consolidated basis but excluding Apex Systems Integrators Inc.) as provided above shall go into effect as of the first day of the month following the month in which Borrower’s financial statements are received, reviewed and approved by Bank. If, based on the Adjusted Quick Ratio (calculated on a consolidated basis but excluding Apex Systems Integrators Inc.) as shown in Borrower’s financial statements there is to be an increase in the interest rate, the interest rate increase may be put into effect by Bank as of the first day of the month closest to the date on which the financial statements are due, even if the delivery of the financial statements is delayed.

2.2 Modified Prepayment Fee Provision Regarding Revolving Line. Section 4.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

4.1 Grant of Security Interest. Borrower hereby grants Bank, to secure the payment and performance in full of all of the Obligations, a continuing security interest in, and pledges to Bank, the Collateral, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof. Borrower represents, warrants, and covenants that the security interest granted herein is and shall at all times continue to be a first priority perfected security interest in the Collateral (subject only to Permitted Liens that may have superior priority to Bank’s Lien under this Agreement). If Borrower shall acquire a commercial tort claim, Borrower shall promptly notify Bank in a writing signed by Borrower of the general details thereof and grant to Bank in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to Bank. Borrower acknowledges that it previously has entered, and/or may in the future enter, into Bank Services Agreements with Bank.  Regardless of the terms of any Bank Services Agreement, Borrower agrees that any amounts Borrower owes Bank thereunder shall be deemed to be Obligations hereunder and that it is the intent of Borrower and Bank to have all such Obligations secured by the first priority perfected security interest in the Collateral granted herein (subject only to Permitted Liens that may have superior priority to Bank’s Lien in this Agreement). Borrower agrees that, unless otherwise agreed in a writing signed by Bank and Borrower, (a) the security interest granted herein by Borrower shall survive the termination of this Agreement and shall terminate only upon the termination of all Bank Services Agreements, and (b) if, on the effective date of the termination of this Agreement, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Bank cash collateral in an amount equal to 105% of the Dollar Equivalent of the face amount of all such Letters of Credit plus all interest, fees and costs due or to become due in connection therewith (as estimated by Bank in its good faith business judgment), to secure all of the Obligations relating to such Letters of Credit.

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This Agreement may be terminated prior to the Revolving Maturity Date by Borrower, effective three (3) Business Days after written notice of termination is given to Bank or if Bank’s obligation to fund Credit Extensions terminates pursuant to the terms of Section 2.1.1(c). Notwithstanding any such termination, Bank’s lien and security interest in the Collateral shall continue until Borrower fully satisfies its Obligations. If such termination is at Borrower’s election or at Bank’s election due to the occurrence and continuance of an Event of Default, Borrower shall pay to Bank, in addition to the payment of any other expenses or fees then-owing, a termination fee in an amount equal to 2.0% of the Maximum Dollar Amount if termination occurs on or before February 28, 2016, and 1.0% of the Maximum Dollar Amount if termination occurs after February 28, 2016; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from another division of Silicon Valley Bank. Upon payment in full of the Obligations and at such time as Bank’s obligation to make Credit Extensions has terminated, Bank shall release its liens and security interests in the Collateral and all rights therein shall revert to Borrower.

2.3 Modified Financial Covenants. Section 6.9 of the Loan Agreement is hereby amended in its entirety and shall read as follows:

6.9 Financial Covenants.

Borrower shall maintain as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower and its Subsidiaries (provided, however, the term “Subsidiaries” shall not include Apex Systems Integrators Inc. for purposes of this Section 6.9):

(a) Liquidity Coverage. [Omitted].

(b) Tangible Net Worth. Commencing with the reporting period ending January 31, 2015, a Tangible Net Worth of at least the following (“Minimum Tangible Net Worth”): <$8,600,000> plus (i) 50% of all consideration received on or after February 1, 2015 for equity securities and subordinated debt of the Borrower, plus (ii) 50% of the Borrower’s net income (but not net loss) in each fiscal quarter ending on or after March 31, 2015. For the purposes hereof, “< >” denotes a negative number or loss.

Increases in the Minimum Tangible Net Worth based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth be decreased.

Furthermore, Bank and Borrower agree that any non-cash warrant liability of Borrower arising as a result of warrants issued as part of the Equity Financing Transaction (as defined in that certain Forbearance to Loan and Security Agreement dated August 16, 2013) will not be included in the calculation of the Tangible Net Worth Financial Covenant.

(c) Minimum Fixed Charge Coverage Ratio. [Omitted].

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2.4 Added Definition of Adjusted Quick Ratio. The definition of “Adjusted Quick Ratio” is hereby added to Section 13.1 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Adjusted Quick Ratio” is the ratio of Borrower’s (a) unrestricted balance sheet cash plus net billed accounts receivable to (b) total Current Liabilities minus the current portion of Deferred Revenue. The foregoing shall be calculated on a consolidated basis but shall exclude Apex Systems Integrators Inc.

2.5 Modified Definition of Borrowing Base. The definition of “Borrowing Base” in Section 13.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Borrowing Base” is (a) 80% of Eligible Accounts, as determined by Bank from Borrower’s most recent Transaction Report minus (b) 100% of the outstanding Obligations of Term Loan II; provided, however, that Bank may decrease the foregoing percentage in subclause (a) above in its good faith business judgment based on events, conditions, contingencies, or risks which, as determined by Bank, may adversely affect Collateral.

2.6 Added Definition of Current Liabilities. The definition of “Current Liabilites” is hereby added to Section 13.1 of the Loan Agreement, in alphabetical order, and shall read as follows:

“Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.

2.7 Modified Definition of Revolving Line Maturity Date. The definition of “Revolving Line Maturity Date” in Section 13.1 of the Loan Agreement is hereby amended in its entirety to read as follows:

“Revolving Line Maturity Date” is February 28, 2017.

2.8 Anniversary Fee. In addition to all interest and any other fees payable by Borrower under the Loan Agreement and this Amendment, Borrower agrees that it shall pay to Bank, on February 28, 2016 (or upon termination of the Loan Agreement if such termination occurs on or before such date), a fully earned, non-refundable anniversary fee with respect to the Revolving Line in the amount of $100,000.

2.9 Modified Compliance Certificate. The form of Compliance Certificate, attached as Exhibit E to the Loan Agreement, is amended in its entirety to read as set forth on Exhibit E attached hereto.

3. Limitation of Agreements.

3.1 The agreements set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2 This Agreement shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

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4. Representations and Warranties. To induce Bank to enter into this Agreement, Borrower hereby represents and warrants to Bank as follows:

4.1 Immediately after giving effect to this Agreement (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2 Borrower has the power and authority to execute and deliver this Agreement and to perform its obligations under the Loan Agreement, as amended by this Agreement;

4.3 The organizational documents of Borrower delivered to Bank on the Effective Date (or such date as Borrower became a party to the Loan Agreement) remain true, accurate and complete and have not been amended (except to reflect the name change of each Borrower through June 29, 2012), supplemented or restated and are and continue to be in full force and effect;

4.4 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, have been duly authorized;

4.5 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6 The execution and delivery by Borrower of this Agreement and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Agreement, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7 This Agreement has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Counterparts. This Agreement may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6. Effectiveness. This Agreement shall be deemed effective upon (a) the due execution and delivery to Bank of this Agreement by each party hereto and (b) Borrower’s payment of an amendment fee in an amount equal to $100,000, which is fully earned on the date hereof, is in addition to all interest and all other fees, and is non-refundable.

[Signature Page Follows]

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In Witness Whereof, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first written above.

BANK
Silicon Valley Bank By: /s/ Victor Le
Name: Victor Le
Title: Vice President

BORROWER	BORROWER
DecisionPoint Systems, Inc. By: /s/ Michael Roe	DecisionPoint Systems International, Inc. By: /s/ Michael Roe
Name: Michael Roe	Name: Michael Roe
Title: CFO	Title: CFO

BORROWER	BORROWER
DecisionPoint Systems Group, Inc. By: /s/ Michael Roe	DecisionPoint Systems CA, Inc. By: /s/ Michael Roe
Name: Michael Roe	Name: Michael Roe
Title: CFO	Title: CFO

BORROWER	BORROWER
DecisionPoint Systems CT, Inc. By: /s/ Michael Roe	CMAC, Inc. By: /s/ Michael Roe
Name: Michael Roe	Name: Michael Roe
Title: CFO	Title: CFO

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EXHIBIT E

COMPLIANCE CERTIFICATE

[Omitted]